As filed with the Securities and Exchange Commission on January 20, 2009
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Ness Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	98-0346908 (I.R.S. Employer Identification No.)

Ness Tower, Atidim High-Tech Industrial Park, Building 4
Tel Aviv, Israel 61580
(Address of principal executive offices) (zip code)

Amended and Restated 2007 Stock Incentive Plan
(Full Title of Plan)

Issachar Gerlitz
President & Chief Executive Officer
Ness Tower, Atidim High-Tech Industrial Park, Building 4
Tel Aviv, Israel 61580
(Name and Address of Agent for Service)

972 (3) 766-6800
(Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Steven Wolosky, Esq.
Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
(212) 451-2300

Indicate by check mark whether the registrant is a large accelerated file, an accelerated file, a non-accelerated file, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $.01 par value per share	1,848,570 shares	$4.19 (2)	$7,745,508	$304.40
Common stock, $.01 par value per share	151,430 shares	$4.53 (3)	$685,978	$26.96

(1)
Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers such indeterminate number of additional shares of common stock that may be offered pursuant to the anti-dilution provisions set forth in the Amended and Restated 2007 Stock Incentive Plan (the “Plan”).

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act on the basis of the average of the high and low prices reported for the shares of common stock of the Registrant on the Nasdaq Global Market on January 15, 2009.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act. The price per share and aggregate offering price are based upon the specified exercise price per share with respect to such securities and have been calculated in accordance with Rule 457(c) under the Securities Act.

As permitted by Rule 429 promulgated under the Securities Act of 1933, the prospectus filed together with this registration statement is a combined resale prospectus that shall be deemed a post-effective amendment to the Registrant’s Registration Statements on Form S-8 numbered 333-145407 and 333-121804.

EXPLANATORY NOTE

Ness Technologies, Inc. (the “Company”) is filing this registration statement to include a Reoffer Prospectus prepared in accordance with Form S-8 General Instruction C, Part I of Form S-3 and Rule 429 of the Securities Act of 1933, as amended.  The Company is filing this Registration Statement on Form S-8 relating to 2,000,000 shares of our common stock, $0.01 par value per share (“Common Stock”), issuable under our Amended and Restated 2007 Stock Incentive Plan (the “Plan”). The Company previously filed a Registration Statement on Form S-8 in January 2005 (Registration No. 333-121804) relating to 9,326,895 shares of Common Stock, issued or issuable under our 2003 Stock Option Plan, 2003 Israeli Share Option Plan, 2001 Stock Option Plan, 1999 Israel Share Option Plan, and Apar Holding Corp. Employee Equity Plan, and a Registration Statement on Form S-8 in August 2007 (Registration No. 333-145407) relating to 3,000,000 shares of our Common Stock, issued or issuable under the Plan.

This Form S-8 includes a reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act.  The reoffer prospectus may be utilized for reoffers and resales of shares of Common Stock acquired pursuant to the stock option or stock incentive plans referenced above by selling stockholders who may be deemed “affiliates” (as such term is defined in Rule 405 Securities Act) of the Company.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

We will provide documents containing the information specified in Part 1 of Form S-8 to employees as specified by Rule 428(b)(1) under the Securities Act.  Pursuant to the instructions to Form S-8, the Company is not required to file these documents either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PROSPECTUS

2,915,646 SHARES
NESS TECHNOLOGIES, INC.
Common Stock

This prospectus relates to the reoffer and resale by certain selling stockholders of shares of our common stock that may be issued by us to the selling stockholders upon the exercise of stock options or the vesting of restricted stock units or restricted stock granted under our stock option or incentive plans.  This prospectus also relates to certain underlying options, restricted stock units and restricted stock that have not as of this date been granted.  If and when such options, restricted stock units and restricted stock are granted to persons required to use the prospectus to reoffer and resell the shares underlying the options or the restricted stock units and vested restricted stock, we will distribute a prospectus supplement. The shares are being reoffered and resold for the account of the selling stockholders.  We will not receive any of the proceeds from the resale of the shares.

The selling stockholders have advised us that the resale of their shares may be effected from time to time in one or more transactions on the Nasdaq Global Market, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated.  See “Plan of Distribution.”  We will bear all expenses in connection with the preparation of this prospectus.

Our common stock is listed on the Nasdaq Global Market under the symbol “NSTC.”  The last reported sale price for our common stock on January 16, 2009 was $4.24 per share.

Our principal executive office in the United States is located at 3 University Plaza, Suite 600, Hackensack, New Jersey 07601.  Our telephone number there is (201) 488-7222.  Our principal executive office in Israel is located at Ness Tower, Atidim High-Tech Industrial Park, Building 4, Tel Aviv 61580, Israel.  Our telephone number there is +972 (3) 766-6800.

Investing in the common stock involves risks that are described in the “Risk Factors”
section beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is January 20, 2009.

You should rely only on the information contained in this prospectus.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders will not make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

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INCORPORATION BY REFERENCE

The following documents filed by us with the Securities and Exchange Commission (the “SEC”) are incorporated by reference in this prospectus:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on March 17, 2008 (the “2007 Annual Report”);

2.	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008, filed with the SEC on May 12, 2008;

3.	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008, filed with the SEC on August 7, 2008;

4.	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008, filed with the SEC on November 6, 2008;

5.
Our Current Reports on Form 8-K filed with the SEC on April 2, 2008, April 11, 2008, June 17, 2008, July 10, 2008, July 14, 2008, July 31, 2008, October 3, 2008 and December 5, 2008, and Form 8-K/A filed with the SEC on December 17, 2008; and

6.	The description of our common stock contained in our Registration Statement on Form 8-A, filed on September 23, 2004 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

All documents subsequently filed with the SEC by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing or telephoning us at the following address:

Ness Technologies, Inc.
Ness Tower
Atidim High-Tech Industrial Park
Building 4
Tel Aviv 61580, Israel
Telephone: +972 (3) 766-6800
Attention: Corporate Secretary

THE COMPANY

The description of our company set forth in Item 1 of our 2007 Annual Report is incorporated herein by reference, as amended from time to time by our subsequent filings on Form 10-K or Form 10-Q, which shall be automatically incorporated by reference as stated in the section entitled “Incorporation by Reference” above.

RISK FACTORS

Please refer to our Risk Factors contained in Item 1A of our 2007 Annual Report incorporated herein by reference, as amended from time to time by our subsequent filings on Form 10-K or Form 10-Q, which shall be automatically incorporated by reference as stated in the section entitled “Incorporation by Reference” above.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, including statements regarding our expected financial position, business and financing plans.  These statements involve risks and uncertainties.  Our actual results could differ materially from the results described in or implied by these forward-looking statements as a result of various factors, including those discussed above and contained in our 2007 Annual Report, which is incorporated herein by reference, particularly under the headings of the 2007 Annual Report “Disclosure Statement” and “Risk Factors” and any amendments, revisions or additions to such disclosure.

We also use market data and industry forecasts and projections throughout this prospectus, which we have obtained from market research, publicly available information and industry publications.  These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed.  The forecasts and projections are based on industry surveys and the preparers’ experience in the industry, and the projected amounts may not be achieved.  Similarly, although we believe that the surveys and market research others have performed are reliable, we have not independently verified this information.

USE OF PROCEEDS

We will receive the exercise price of the options when exercised by the holders thereof.  Such proceeds will be used for working capital purposes.  We will not receive any of the proceeds from the reoffer and resale of the shares of common stock by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus relates to the reoffer and resale of our shares of common stock issued to the stockholders who are deemed to be affiliates of Ness Technologies, Inc. upon their exercise of stock options granted under the Plan.

The following table sets forth (i) the number of shares of our common stock beneficially owned by each selling stockholders at January 16, 2009, (ii) the number of shares of common stock to be offered for resale by each selling stockholders (i.e., the total number of shares of common stock underlying options and restricted stock units held by each selling stockholder irrespective of whether the options are presently exercisable or exercisable within 60 days of January 16, 2009 or whether the restricted stock units vest within 60 days of January 16, 2009) and (iii) the number and percentage of common stock to be held by each selling stockholders after completion of the offering, assuming that all shares of common stock that may be offered for resale are sold and no other shares of common stock beneficially owned by the selling stockholders are also sold.

Unless otherwise indicated, the address for each of the selling stock named below is c/o Ness Technologies, Inc., Ness Tower, Atidim High-Tech Industrial Park, Building 4, Tel Aviv, Israel 61580.

	Shares of Common Stock Beneficially Owned		Shares of Common Stock to be Offered for Resale	Shares of Common Stock to be Beneficially Owned/Percentage After Completion of Offering
Aharon Fogel(1)	121,930	(17)	181,930	0/0
Issaschar S. Gerlitz(2)	366,366	(17)	740,000	0/0
Ofer Segev(3)	98,333	(18)	260,000	15,000/*
Yoram Michaelis(4)	69,475	(17)	238,141	0/0
Shachar Efal(5)	49,002	(17)	237,668	0/0
Michael Zinderman(6)	83,905	(17)	282,571	0/0
Lawrence Scott(7)	0		190,000	0/0
Effi Kotek(8)	6,666	(17)	201,000	0/0
Ivan Hruška(9)	121,670	(17)	340,336	0/0
Atzmon Lifshitz(10)	0		95,000	0/0
Holly Ripley-Boyd(11)	16,666	(17)	95,000	0/0
Satyam C. Cherukuri(12)	20,000	(17)	62,000	0/0
Dan S. Suesskind(13)	20,000	(17)	62,000	0/0
Howard Edelstein(14)	0		35,000	0/0
Gabriel Eichler(15)	0		35,000	0/0
Morris Wolfson(16)	813,166	(19)	20,000	813,166/2.1%

  * Less than 1%

(1)	Mr. Fogel has served as the Company’s Chairman of the Company’s board of directors since 1999.

(2)	Mr. Gerlitz has served as the Company’s President and Chief Executive Officer since March 2007, and as a member of the Company’s board of directors since February 2007.

(3)	Mr. Segev has served as the Company’s Executive Vice President and Chief Financial Officer since April 2007.

(4)
Mr. Michaelis has served as executive vice president, corporate strategy, and president, NessPRO, since July 2007. From November 2005 to June 2007, Mr. Michaelis served as executive vice president, NessPRO Global.

(5)	Mr. Efal has served as president of our Global Partners and Centers Of Excellence Group since September 2008. From November 2005 to August 2008, Mr. Efal served as president of Ness Israel.

(6)	Mr. Zinderman has served as President of the Telecom & Systems, Ness Israel, since April 2002.

(7)	Mr. Scott has served as President of Ness Innovative Business Services since September 2008.

(8)
Mr. Kotek has served as president of Ness Israel since September 2008. From January 2008 to August 2008, Mr. Kotek served as deputy president of Ness Israel. From November 2005 to December 2007, he served as senior vice president and managing director of Ness Israel’s Outsourcing Group.

(9)	Mr. Hruska has served as President of Ness Europe since April 2004.

(10)	Mr. Lifshitz has served as the Company’s Executive Vice President of Human Resources since May 2008.

(11)	Ms. Ripley-Boyd has served as acting president, Ness North America since July 2008 and as our chief marketing officer and executive vice president since December 2007.

(12)	Dr. Cherukuri has served as a member of the Company’s board of directors since October 2004.

(13)	Mr. Suesskind has served as a member of the Company’s board of directors since October 2004.

(14)	Mr. Edelstein has served as a member of the Company’s board of directors since June 16, 2008.

(15)	Mr. Eichler has served as a member of the Company’s board of directors since December 1, 2008.

(16)	Mr. Wolfson has served as a member of the Company’s board of directors since 1999.

(17)	Consists of shares of common stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of January 16, 2009.

(18)	Includes 83,333 shares of common stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of January 16, 2009.

(19)
These shares are owned by the Morris Wolfson Family LP, a family limited partnership of which Arielle Wolfson, Mr. Wolfson’s wife, is the general partner. Mr. Wolfson disclaims beneficial ownership of these shares except to the extent of his equity interest therein.

PLAN OF DISTRIBUTION

We are registering the shares of common stock covered by this prospectus for the selling stockholders listed in the table set forth under the caption “Selling Stockholders.”  We will bear all expenses in connection with the preparation of this prospectus.  The selling stockholders will bear all expenses associated with the sale of the shares of common stock. We will not receive any of the proceeds from the offering or sale of the selling stockholders’ shares of common stock.

The selling stockholders may offer their common stock directly or through pledgees, donees, transferees or other successors-in-interest or others who may later hold such selling stockholders’ interests in the shares of common stock covered by this prospectus and are entitled to resell the shares of common stock using this prospectus in one or more of the following transactions:

•	On any stock exchange on which the shares of common stock may be listed at the time of sale;

•	In negotiated transactions;

•	In the over-the-counter market; and

•	In a combination of any of the above transactions.

The selling stockholders may offer their shares of common stock at any of the following prices:

•	Fixed prices that may be changed;

•	Market prices prevailing at the time of sale;

•	Prices related to such prevailing market prices; and

•	At negotiated prices.

Because selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.  In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.  We have advised the selling stockholders that the anti-manipulative rules of Regulation M under the Exchange Act may apply to sales in the market and have informed them of the possible need for delivery of copies of this prospectus.

The selling stockholders may effect such transactions by selling shares of common stock to or through broker-dealers, and all such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares of common stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

Any broker-dealer acquiring shares of common stock from the selling stockholders may sell the shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers.  Any such sales may be at prices then prevailing on Nasdaq or at prices related to such prevailing market prices or at negotiated prices to its customers or a combination of such methods.  The selling stockholders and any broker-dealers that act in connection with the sale of the shares of common stock hereunder might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act; any commissions received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.  Any such commissions, as well as other expenses incurred by the selling stockholders and applicable transfer taxes, are payable by the selling stockholders.

The selling stockholders reserve the right to accept, and together with any agent of the selling shareholder, to reject in whole or in part any proposed purchase of the shares of common stock.  The selling stockholders will pay any sales commissions or other seller’s compensation applicable to such transactions.

We have not registered or qualified offers and sales of shares of common stock under the laws of any country other than the United States.  To comply with certain states’ securities laws, if applicable, the selling stockholders will offer and sell their shares of common stock in such jurisdictions only through registered or licensed brokers or dealers.  In addition, in certain states the selling stockholders may not offer or sell shares of common stock unless we have registered or qualified such shares for sale in such states or we have complied with an available exemption from registration or qualification.

There can be no assurance that the selling stockholders will sell any or all of the shares offered by them hereunder or otherwise.

LEGAL MATTERS

Certain legal matters in connection with the issuance of the shares of common stock offered hereby have been passed upon for us by Olshan Grundman Frome Rosenzweig & Wolosky LLP, New York, New York.

EXPERTS

The consolidated financial statements of Ness Technologies Inc. incorporated in this prospectus by reference to our Annual Report (Form 10-K) for the year ended December 31, 2007 have been audited by Kost, Forer, Gabbay and Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The financial statements of Logos a.s. for the year ended March 31, 2008 incorporated in this prospectus by reference to our Current Report on Form 8-K/A filed with the SEC on December 17, 2008 have been so incorporated in reliance on the report of Ernst & Young Audit s.r.o., as set forth in their report thereon, included  therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-8, including exhibits and schedules, under the Securities Act, with respect to the shares of our common stock to be sold in this offering. This prospectus does not contain all the information contained in the registration statement. For further information with respect to us and the shares that may be sold pursuant to the prospectus, we refer you to the registration statement and the exhibits and schedules attached to the registration statement.  Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement because those statements are qualified in all respects by reference to those exhibits.

We are subject to the information and reporting requirements of the Exchange Act, and file annual, quarterly, and current reports, proxy statements, and other information with the SEC.  You may read and copy all or any portion of the registration statement or any reports, statements or other information that we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are also available at the SEC’s web site at http://www.sec.gov or at our web site at http://www.ness.com.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling Ness, we have been informed that it is the SEC’s opinion that such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

The following documents filed by us with the Securities and Exchange Commission (the “SEC”) are incorporated by reference in this prospectus:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on March 17, 2008 (the “2007 Annual Report”);

2.	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008, filed with the SEC on May 12, 2008;

3.	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008, filed with the SEC on August 7, 2008;

4.	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008, filed with the SEC on November 6, 2008;

5.
Our Current Reports on Form 8-K filed with the SEC on April 2, 2008, April 11, 2008, June 17, 2008, July 10, 2008, July 14, 2008, July 31, 2008, October 3, 2008 and December 5, 2008, and Form 8-K/A filed with the SEC on December 17, 2008; and

6.	The description of our common stock contained in our Registration Statement on Form 8-A, filed on September 23, 2004 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

All documents subsequently filed with the SEC by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing or telephoning us at the following address:

Ness Technologies, Inc.
Ness Tower,
Atidim High-Tech Industrial Park,
Building 4
Tel Aviv, Israel 61580
Tel: +972 (3) 766-6800
Attention: Corporate Secretary

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interest of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Officers and Directors.

The Certificate of Incorporation of the Registrant provides that we shall indemnify to the fullest extent permitted by Delaware General Corporation Law, or the DGCL, any person whom it may indemnify thereunder, including the directors, officers, employees and agents of the Registrant.  In addition, the Registrant’s Certificate of Incorporation eliminates, to the extent permitted by the DGCL, personal liability of directors to the Registrant and its stockholders for monetary damages for breach of fiduciary duty.

The Company’s authority to indemnify its directors and officers is governed by the provisions of Section 145 of the DGCL, as follows:

(a)           A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)           A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)           To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)           Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section.  Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)           Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section.  Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)           The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)           A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)           For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)           For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)           The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)           The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.  The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

The Registrant has entered into Indemnification Agreements with each of its directors and certain executive officers, whereby it has agreed to indemnify, to the fullest extent permitted by applicable law, each such director and officer from and against any and all expenses (including attorneys’ fees), judgments, fines, penalties, excise taxes and amounts paid in settlement or incurred by such director or officer for or as a result of action taken or not taken while such director or officer was acting in his capacity as the director or executive officer of the Registrant or its affiliates.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

*4.1	Ness Technologies, Inc. Amended and Restated 2007 Stock Incentive Plan.
**4.2	Form of Stock Option Agreement for Israeli recipients.
**4.3	Form of Stock Option Agreement for non-Israeli recipients.
4.4	Form of Restricted Stock Units and Stock Option Agreement for Israeli recipients.
4.5	Form of Restricted Stock Units and Stock Option Agreement for non-Israeli recipients.
4.6	Form of Restricted Stock Units Notice and Agreement for Israeli recipients.
4.7	Form of Restricted Stock Units Notice and Agreement for non-Israeli recipients.
5	Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.
23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.
23.2	Consent of Ernst & Young Audit s.r.o.
23.3	Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP (included in Exhibit 5).
24	Powers of Attorney (included on the signature page to this Registration Statement).

____________

*	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on June 17, 2008.

**	Incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed with the SEC on August 13, 2007.

Item 9.  Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A)           Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, State of Israel on the 20th day of January, 2009.

NESS TECHNOLOGIES, INC.

By:	/s/ Issachar Gerlitz
Issachar Gerlitz
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Issachar Gerlitz and Ofer Segev his true and lawful attorney-in-fact, each acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments to this registration statement, and any related registration statement filed pursuant to Rule 462(b) of the Act and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting along, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Aharon Fogel	Chairman of the Board	January 20, 2009
Aharon Fogel

/s/ Issachar Gerlitz	Director, President and Chief Executive Officer (principal executive officer)	January 20, 2009
Issachar Gerlitz

/s/ Ofer Segev	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	January 20, 2009
Ofer Segev

Director
Dr. Satyam C. Cherukuri

/s/ Howard Edelstein	Director	January 20, 2009
Howard Edestein

Director
Gabriel Eichler

/s/ Dan S. Suesskind	Director	January 20, 2009
Dan S. Suesskind

/s/ Morris Wolfson	Director	January 20, 2009
Morris Wolfson

EXHIBIT INDEX

*4.1	Ness Technologies, Inc. Amended and Restated 2007 Stock Incentive Plan.
**4.2	Form of Stock Option Agreement for Israeli recipients.
**4.3	Form of Stock Option Agreement for non-Israeli recipients.
4.4	Form of Restricted Stock Units and Stock Option Agreement for Israeli recipients.
4.5	Form of Restricted Stock Units and Stock Option Agreement for non-Israeli recipients.
4.6	Form of Restricted Stock Units Notice and Agreement for Israeli recipients.
4.7	Form of Restricted Stock Units Notice and Agreement for non-Israeli recipients.
5	Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.
23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.
23.2	Consent of Ernst & Young Audit s.r.o.
23.3	Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP (included in Exhibit 5).
24	Powers of Attorney (included on the signature page to this Registration Statement).

____________

*	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on June 17, 2008.

**	Incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed with the SEC on August 13, 2007.